Exhibit 99.1

April 8, 2019

Vornado Releases 2018 Environmental, Social, & Governance Report
NEW YORK…..VORNADO REALTY TRUST (NYSE: VNO) announced today that it released its 2018 Environmental, Social, & Governance (“ESG”) report on April 5, 2019.

This report is the tenth annual report highlighting Vornado’s industry-leading accomplishments in sustainability, and provides key metrics on the Company’s ESG priorities. Vornado’s accomplishments in 2018 include scoring in the top 6 percent of over 800 respondents to the Global Real Estate Sustainability Benchmark (GRESB); being honored for the 9th consecutive year as a Leader in the Light by the National Association for Real Estate Investment Trusts (NAREIT); earning Fitwel 2-star certification at theMART building in Chicago; and being recognized as an EPA ENERGY STAR Partner of the Year, with the Sustained Excellence distinction.

Our sustainability report, along with expanded information on Vornado’s ESG programs, can be found on the company website located at www.vno.com.

Vornado Realty Trust is a fully-integrated equity real estate investment trust.

CONTACT:
JOSEPH MACNOW
(212) 894-7000
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2018.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.